SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	August 5, 2008

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition

     Tandy Leather Factory, Inc. on August 5, 2008 issued a press release regarding its financial results for the three and six months ended June 30, 2008.  A copy of the press release is attached as Exhibit 99.1.

     The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No.                     Exhibit
99.1                     Press release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: August 5, 2008	By: /s/ Ron Morgan
Ron Morgan, Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                           AUGUST 5, 2008

TANDY LEATHER FACTORY REPORTS 2ND QUARTER 2008 EPS OF $0.06 UP 50% OVER 2007
CASH APPROACHING $10 MILLION; INTERNATIONAL OPERATION STRONG

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2008.  Consolidated net income for the quarter ended June 30, 2008 was $655,000 compared to consolidated net income of $397,000 for the second quarter of 2007.  Fully diluted earnings per share for the quarter was $0.06, compared to $0.04 in the second quarter of last year.  Total sales for the quarter ended June 30, 2008 were $13.8 million, up 4% from $13.4 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2008 were $27.1 million, down 3% from the 2007 first half sales of $27.9 million.  Consolidated net income for the first half of 2008 was $1.2 million or $0.11 per fully-diluted share versus $1.7 million or $0.16 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $393,000 in the second quarter, a 7% improvement over last year's second quarter.  Seventy-two stores comprised the Tandy Leather's retail operations on June 30, 2008, compared to sixty-eight retail stores a year ago.  For the first six months of 2008, Tandy Leather sales increased $410,000, or 3%, over the first six months of 2007.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, basically matched that of the same quarter last year, reporting a $42,000 or a ½% increase.  For the first six months of 2008, Wholesale Leathercraft’s sales were down $1.2 million, or 8%, over the same period in 2007.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, added sales of $194,000 and $235,000 for the quarter and year, respectively.  This store was opened in February 2008.

Consolidated gross profit margin for the current quarter was 57.9%, improving slightly from 57.5% for the second quarter of 2007.  For the first two quarters, consolidated gross profit margin for the current year was 58.1%, declining minimally from last year's gross profit margin of 58.4%.  Consolidated operating expenses decreased $61,000 in the current quarter but increased $315,000 for the first six months over the same periods a year ago.  For the second quarter, the significant reductions in expenses occurred in personnel costs, rent, supplies and professional/consulting fees.  For the year, the operating expenses associated with the new stores accounting for the increase in operating expenses.  Consolidated operating margin improved for the quarter to 7.9% compared to 5.3% last year.  On a year-to-date basis, consolidated operating margin declined from 9.5% last year to 6.7% in the current year.

Ron Morgan, Chief Executive Officer, commented, “While we are still behind in terms of sales and profits from where we were at this time last year, our second quarter results are positive.  We achieved a respectable sales gain in light of the economy, gross profit margin rose slightly and our operating expenses were down, even with the several new stores in this quarter that didn’t exist last year.  I think that demonstrates that we are making good decisions to keep the company headed in the right direction.  We said in previous releases that we could get our expenses under control, after making some mistakes last year. I hope this quarter’s results speak loudly to that.”

Mr. Morgan continued, “We are very pleased with the growth from our UK store despite the fact that the inflation rate is higher than expected and economists there are expecting consumer spending to tighten.  Our presence has been well received and it certainly shows in the financial performance of our store as it generated a profit in the month of June. It is performing ahead of our expectations as we continue to add to our customer base throughout Europe.”

Chief Financial Officer, Shannon Greene, added, “Our goal has been less inventory, less expense and more cash and we achieved all three in the second quarter.  Inventory is down $2 million from year-end 2007 and our cash is up almost $3 million during that same time period.  But more importantly, we reduced our operating expenses in the second quarter.  The consolidated expense reduction was only $61,000, which doesn’t sound like much, but when you consider that the operating expenses in the new stores totaled $250,000, the reduction becomes a greater achievement.  Our work is not over however.  Inventory is almost too low now so as we move through the third quarter, I expect it to increase slightly.  But we will continue to focus on controlling expenses in order to maximize earnings for the year.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 72 Tandy Leather retail stores, located in 34 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	817/872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LC	317/867-2839 or mgilbert@magellanfin.com

This news release may contain forward-looking statements.  All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release.  These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations.  Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q.  Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended June 30, 2008		Quarter Ended June 30, 2007
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,218,197	$524,619	$7,176,153	$411,368
Retail Leathercraft	6,235,427	571,869	5,842,198	265,964
International Leathercraft	193,822	(7,456)	-	-
Other	200,518	2,486	358,636	27,019
Total Operations	$13,847,964	$1,091,518	$13,376,987	$704,351

	Six Months Ended 06/30/08		Six Months Ended 06/30/07
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$13,956,408	$648,574	$15,116,639	$1,757,571
Retail Leathercraft	12,506,201	1,186,321	12,096,416	819,712
International Leathercraft	235,560	(48,917)	-	-
Other	409,955	26,923	671,737	81,848
Total Operations	$27,108,124	$1,812,901	$27,884,792	$2,659,131

Wholesale Leathercraft	Quarter Ended 06/30/08		Quarter Ended 06/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	30	$6,069,076	30	$6,316,463
National account group	n/a	1,149,121	n/a	859,690
Total Sales – Wholesale Leathercraft		$7,218,197		$7,176,153

Wholesale Leathercraft	Six Months Ended 06/30/08		Six Months Ended 06/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	29	$11,744,151	29	$12,737,194
New store sales	1	316,877	1	389,137
National account group	n/a	1,895,380	n/a	1,990,308
Total Sales – Wholesale Leathercraft		$13,956,408		$15,116,639

Retail Leathercraft	Quarter Ended 06/30/08		Quarter Ended 06/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	68	$6,027,222	68	$5,842,198
New store sales	4	208,205	-	-
Total Sales – Retail Leathercraft	72	$6,235,427	68	$5,842,198

Retail Leathercraft	Six Months Ended 06/30/08		Six Months Ended 06/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	64	$11,739,052	64	$11,948,058
New store sales	8	767,149	4	148,358
Total Sales – Retail Leathercraft	72	$12,506,201	68	$12,096,416

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2008 (unaudited)	December 31, 2007 (audited)
ASSETS
CURRENT ASSETS:
Cash	$9,485,677	$6,810,396
Marketable securities	400,000	-
Accounts receivable-trade, net of allowance for doubtful accounts
of $165,000 and $104,000 in 2008 and 2007, respectively	2,355,647	2,538,816
Inventory	15,310,946	17,473,352
Prepaid income taxes	116,990
Deferred income taxes	253,325	256,938
Other current assets	893,202	1,102,836
Total current assets	28,815,788	28,182,338

PROPERTY AND EQUIPMENT, at cost	15,083,775	11,793,317
Less accumulated depreciation and amortization	(4,719,233)	(4,794,505)
	10,364,542	6,998,812

GOODWILL	987,526	990,536
OTHER INTANGIBLES, net of accumulated amortization of
$339,000 and $313,000 in 2008 and 2007, respectively	358,489	384,134
OTHER assets	373,779	1,095,686
	$40,900,125	$37,651,506

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,789,676	$1,497,564
Accrued expenses and other liabilities	2,793,616	2,072,640
Income taxes payable	-	67,150
Current maturities of long-term debt and capital lease obligations	513,871	135,000
Total current liabilities	5,097,163	3,772,354

DEFERRED INCOME TAXES	503,448	148,648

LONG-TERM DEBT, net of current maturities	3,813,750	3,915,000
CAPITAL LEASE OBLIGATION, net of current maturities	441,124	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
10,992,951 shares issued at 2008 and 2007;
10,987,092 shares outstanding at 2008 and 2007	26,383	26,359
Paid-in capital	5,448,203	5,419,477
Retained earnings	25,277,419	24,037,672
Treasury stock (5,859 shares at cost)	(25,487)	(25,487)
Accumulated other comprehensive income	318,122	357,483
Total stockholders' equity	31,044,640	29,815,504
	$40,900,125	$37,651,506

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2008 and 2007

	THREE MONTHS		SIX MONTHS
	2008	2007	2008	2007
NET SALES	$13,847,964	$13,376,987	$27,108,124	$27,884,792

COST OF SALES	5,836,312	5,691,318	11,355,450	11,601,170

Gross profit	8,011,652	7,685,669	15,752,674	16,283,622

OPERATING EXPENSES	6,920,134	6,981,318	13,939,773	13,624,491

INCOME FROM OPERATIONS	1,091,518	704,351	1,812,901	2,659,131

OTHER INCOME (EXPENSE):
Interest expense	(87,912)	-	(169,653)	-
Other, net	26,293	27,522	306,683	76,514
Total other income (expense)	(61,619)	27,522	137,030	76,514

INCOME BEFORE INCOME TAXES	1,029,899	731,873	1,949,931	2,735,645

PROVISION FOR INCOME TAXES	374,649	335,181	710,183	992,603

NET INCOME	$655,250	$396,692	$1,239,748	$1,743,042

NET INCOME PER COMMON SHARE-BASIC	$ 0.06	$ 0.04	$ 0.11	$ 0.16
NET INCOME PER COMMON SHARE-DILUTED	$ 0.06	$ 0.04	$ 0.11	$ 0.16

Weighted Average Number of Shares Outstanding:
Basic	10,981,378	10,945,661	10,979,235	10,931,201
Diluted	11,076,340	11,145,066	11,072,102	11,159,188

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,239,748	$1,743,042
Adjustments to reconcile net income to net
cash provided by (used in) operating activities-
Depreciation & amortization	509,325	233,742
Loss on disposal of assets	14,760	-
Non-cash stock-based compensation	15,250	15,251
Deferred income taxes	358,413	(61)
Other	(36,352)	144,723
Net changes in assets and liabilities:
Accounts receivable-trade, net	183,169	(323,170)
Inventory	2,162,405	(2,660,008)
Income taxes	(184,139)	(546,488)
Other current assets	209,633	(25,420)
Accounts payable	292,112	138,298
Accrued expenses and other liabilities	777,199	(634,526)
Total adjustments	4,301,775	(3,657,660)

Net cash provided by (used in) operating activities	5,541,523	(1,914,618)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,098,638)	(352,880)
Payments in connection with businesses acquired	-	(650,000)
Proceeds from sale of assets	38,181	25,338
Increase in marketable securities	(400,000)	-
Decrease (increase) in other assets	721,907	(115,559)

Net cash used in investing activities	(2,738,550)	(1,093,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(33,750)	-
Payments on capital lease obligations	(107,411)	(67,034)
Proceeds from issuance of common stock	13,500	54,960

Net cash used in financing activities	(127,661)	(12,074)

NET CHANGE IN CASH	2,675,282	(3,019,793)

CASH, beginning of period	6,810,396	6,739,891

CASH, end of period	$9,485,678	$3,720,098

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$169,653	-
Income taxes paid during the period, net of (refunds)	534,957	$1,548,067

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	$803,713	-